RAIT Financial Trust Announces Fourth Quarter and Fiscal 2013 Financial Results

PHILADELPHIA, PA — February 20, 2014 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced fourth quarter and fiscal 2013 financial results.

Highlights

•	Adjusted funds from operations (“AFFO”) per share increased 17% to $1.29 for the year ended December 31, 2013 from $1.10 for the year ended December 31, 2012. AFFO per share increased 3% to $0.34 for the quarter ended December 31, 2013 from $0.33 for the quarter ended December 31, 2012.

•	AFFO increased 64% to $87.7 million for the year ended December 31, 2013 from $53.4 million for the year ended December 31, 2012.

•	Operating income increased 113% to $64.9 million for the year ended December 31, 2013 from $30.5 million for the year ended December 31, 2012.

•	Fee and other income increased 125% to $28.8 million for the year ended December 31, 2013 from $12.8 million for the year ended December 31, 2012.

•	Total revenues grew 23% to $246.9 million for the year ended December 31, 2013 from $200.8 million for the year ended December 31, 2012.

•	RAIT increased loan originations 61% in 2013. RAIT originated $602.9 million of loans during the year ended December 31, 2013 consisting of $448.1 million conduit loans, $135.0 million bridge loans and $19.8 million mezzanine loans. RAIT originated $375.5 million of loans during the year ended December 31, 2012 consisting of $119.3 million conduit loans, $240.8 million bridge loans and $15.4 million mezzanine loans.

•	RAIT sold $406.9 million of conduit loans during the year ended December 31, 2013 which generated $18.4 million of fee income.

•	Average effective rent per unit per month in RAIT’s multifamily portfolio increased 4% to $756 for the quarter ended December 31, 2013 from $725 for the quarter ended December 31, 2012.

•	In December 2013, RAIT issued $125 million of its 4.00% Convertible Senior Notes due 2033 in an underwritten public offering and used the majority of the proceeds to repurchase $80.9 million of RAIT’s $115 million 7.00% Convertible Senior Notes due 2031.

•	RAIT declared 2013 common dividends of $0.56 per share, representing a 60% increase from the 2012 common dividends of $0.35 per common share.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “During 2013 we successfully raised and deployed capital utilizing our commercial real estate platform which subsequently led to a 60% increase in the common dividend. Total revenues increased 23% over 2012 and loan originations increased 61% over 2012. Our apartment portfolio experienced more than 4% rental rate growth and we listed our subsidiary, Independence Realty Trust, an apartment equity REIT, on the NYSE MKT. In 2014, we expect to continue to profitably deploy capital into our lending business while managing and opportunistically growing the real estate portfolio.”

Financial Results

RAIT reported AFFO, a non-GAAP financial measure, for the three-month period ended December 31, 2013 of $24.1 million, or $0.34 per share — diluted based on 70.8 million weighted-average shares outstanding – diluted, as compared to AFFO for the three-month period ended December 31, 2012 of $16.8 million, or $0.33 per share – diluted based on 51.0 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the three-month period ended December 31, 2013 of $134.5 million, or $1.90 total loss per share — diluted based on 70.8 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended December 31, 2012 of $50.4 million, or $0.99 total loss per share – diluted based on 51.0 million weighted-average shares outstanding – diluted. The fourth quarter 2013 net loss includes $144.0 million of unrealized losses relating primarily to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges. Non-cash mark-to-market gains and losses are excluded from AFFO.

RAIT reported AFFO for the year ended December 31, 2013 of $87.7 million, or $1.29 per share - diluted based on 67.8 million weighted-average shares outstanding – diluted, as compared to AFFO for the year ended December 31, 2012 of $53.4 million, or $1.10 per share – diluted based on 48.7 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the year ended December 31, 2013 of $308.0 million, or $4.54 total loss per share - diluted based on 67.8 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the year ended December 31, 2012 of $182.8 million, or $3.75 total loss per share – diluted based on 48.7 million weighted-average shares outstanding – diluted. The net loss for the year ended December 31, 2013 includes $344.4 million of unrealized losses relating primarily to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges.

A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its AFFO is included as Schedule I to this release. A reconciliation of RAIT’s total shareholders’ equity to its adjusted book value, a non-GAAP financial measure, is included as Schedule II to this release. Schedule I and Schedule II also include management’s respective rationales for the usefulness of each of these non-GAAP financial measures.

RAIT also reported the following:

•	Investments in Real Estate. As of December 31 2013, RAIT had investments in real estate of $1.0 billion as compared to $918 million at December 31, 2012.

•	Rental income. Rental income increased 10% to $114.2 million during the year ended December 31, 2013 from $103.9 million during the year ended December 31, 2012.

•	CRE CDO Coverage Tests. As of the most recent reporting date, RAIT CRE CDO I, Ltd’s overcollateralization test was passing at 127.1% with a trigger of 116.2% and RAIT Preferred Funding II, Ltd’s overcollateralization test was passing at 118.7% with a trigger of 111.7%.

•	Dividends. On December 12, 2013, RAIT declared a fourth quarter common dividend of $0.16 per common share to shareholders of record on January 7, 2014. The dividend was paid on January 31, 2014. On January 29, 2014, RAIT’s Board of Trustees declared a first quarter 2014 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The preferred dividends are to be paid on March 31, 2014 to holders of record on March 3, 2014.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Financial Statistics:
Assets under management	$3,595,530	$3,567,675	$3,616,009	$3,626,523	$3,587,901
Total revenue	$67,607	$62,395	$58,622	$58,251	$54,922
Earnings (loss) per share – diluted	$(1.90)	$(0.24)	$(0.94)	$(1.50)	$(0.99)
Funds from Operations (“FFO”) per share	$(1.74)	$(0.12)	$(0.81)	$(1.37)	$(0.83)
AFFO per share	$0.34	$0.33	$0.32	$0.31	$0.33
Common dividend declared per share	$0.16	$0.15	$0.13	$0.12	$0.10
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$1,115,278	$1,103,272	$1,154,306	$1,118,519	$1,068,984
Non-accrual loans — unpaid principal	$37,073	$45,337	$65,597	$68,257	$69,080
Non-accrual loans as a % of reported loans	3.3%	4.1%	5.7%	6.1%	6.5%
Reserve for losses	$22,955	$23,317	$24,222	$26,206	$30,400
Reserves as a % of non-accrual loans	61.9%	51.4%	36.9%	38.4%	44.0%
Provision for losses	$1,500	$500	$500	$500	$500
CRE Property Portfolio:
Reported investments in real estate(1)	$1,004,186	$986,296	$949,649	$914,919	$918,189
Net operating income(1)	$13,919	$13,712	$12,947	$12,759	$12,184
Number of properties owned(1)	62	61	60	59	59
Multifamily units owned(1)	9,372	8,940	8,535	8,206	8,206
Office square feet owned	2,009,852	2,015,524	2,015,576	2,015,524	2,015,524
Retail square feet owned	1,421,059	1,421,059	1,421,059	1,422,572	1,422,572
Land (acres owned)	21.92	21.92	21.92	21.92	21.92
Average occupancy data:
Multifamily(1)	92.2%	92.5%	92.6%	92.6%	90.0%
Office	75.6%	74.1%	74.3%	70.3%	72.8%
Retail	69.0%	68.9%	68.7%	68.9%	73.2%
Average Effective Rent per Unit/Square Foot (2):
Multifamily (1) (3)	$756	$753	$734	$727	$725
Office (4)	$18.40	$19.45	$18.77	$18.91	$18.82
Retail (4)	$12.11	$12.05	$11.78	$11.95	$12.53

(1)	Includes ten apartment properties owned by RAIT’s consolidated subsidiary, Independence Realty Trust, Inc. (“IRT”)(NYSE MKT: IRT), with 2,790 units carried at $190.1 million at December 31, 2013. At December 31, 2013, RAIT owned 59.7% of IRT’s outstanding common stock and, at February 4, 2014, RAIT owned 39.4% of IRT’s outstanding common stock.

(2)	Based on properties owned as of December 31, 2013.

(3)	Average effective rent is rent per unit per month.

(4)	Average effective rent is rent per square foot per year.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, February 20, 2014 from the home page of the RAIT Financial Trust website at www.raitft.com or by dialing 866.515.2912, access code 94428382. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Thursday, February 27, 2014, by dialing 888.286.8010, access code 98992922.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend”, “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in RAIT’s filings with the Securities and Exchange Commission. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month
	Period Ended		For the Year Ended
	December 31,		December 31,
Revenues:	2013	2012	2013	2012
Net interest margin:
Investment Interest income	$39,181	$29,995	$134,447	$117,054
Investment Interest expense	(7,599)	(7,852)	(30,595)	(32,909)

Net interest margin	31,582	22,143	103,852	84,145
Rental income	29,964	27,089	114,224	103,872
Fee and other income	6,061	5,690	28,799	12,767

Total revenue	67,607	54,922	246,875	200,784
Expenses:
Interest expense	10,601	10,512	40,297	42,408
Real estate operating expense	16,045	14,905	60,887	56,443
Compensation expense	6,953	6,167	26,802	23,182
General and administrative expense	4,310	3,468	14,893	14,866
Provision for losses	1,500	500	3,000	2,000
Depreciation and amortization expense	10,121	8,104	36,093	31,337

Total expenses	49,530	43,656	181,972	170,236

Operating income	18,077	11,266	64,903	30,548
Other income (expense)	(1,529)	(403)	(5,233)	(1,789)
Gains (losses) on assets	(2,296)	—	(2,266)	2,529
Gains (losses) on extinguishment of debt	(1,275)	—	(1,275)	1,574
Change in fair value of financial instruments	(143,990)	(57,518)	(344,426)	(201,787)

Income (loss) before taxes and discontinued operations	(131,013)	(46,655)	(288,297)	(168,925)
Income tax benefit (provision)	2,463	519	2,933	584

Income (loss) from continuing operations	(128,550)	(46,136)	(285,364)	(168,341)
Income (loss) from discontinued operations	—	—	—	—

Net income (loss)	(128,550)	(46,136)	(285,364)	(168,341)
(Income) loss allocated to preferred shares	(5,785)	(4,355)	(22,616)	(14,660)
(Income) loss allocated to noncontrolling interests	(158)	42	(28)	196

Net income (loss) allocable to common shares	$(134,493)	$(50,449)	$(308,008)	$(182,805)

Earnings (loss) per share—Basic:
Continuing operations	$(1.90)	$(0.99)	$(4.54)	$(3.75)
Discontinued operations	—	—	—	—

Total earnings (loss) per share—Basic	$(1.90)	$(0.99)	$(4.54)	$(3.75)

Weighted-average shares outstanding—Basic	70,798,024	50,988,427	67,814,316	48,746,761

Earnings (loss) per share—Diluted:
Continuing operations	$(1.90)	$(0.99)	$(4.54)	$(3.75)
Discontinued operations	—	—	—	—

Total earnings (loss) per share—Diluted	$(1.90)	$(0.99)	$(4.54)	$(3.75)

Weighted-average shares outstanding—Diluted	70,798,024	50,988,427	67,814,316	48,746,761

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	December 31,	December 31,
	2013	2012
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred	$1,122,377	$1,075,129
equity interests
Allowance for losses	(22,955)	(30,400)

Total investments in mortgages and loans	1,099,422	1,044,729
Investments in real estate, net of accumulated depreciation of $127,745	1,004,186	918,189
and $97,392, respectively
Investments in securities and security-related receivables, at fair value	567,302	655,509
Cash and cash equivalents	88,847	100,041
Restricted cash	121,589	90,641
Accrued interest receivable	49,869	47,335
Other assets	55,505	45,459
Deferred financing costs, net of accumulated amortization of $17,768 and	18,932	19,734
$15,811, respectively
Intangible assets, net of accumulated amortization of $4,564 and $2,976,	21,554	2,343
respectively
Total assets	$3,027,206	$2,923,980

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$235,011	$172,476
Non-recourse indebtedness	1,851,390	1,627,119

Total indebtedness	2,086,401	1,799,595
Accrued interest payable	26,936	24,129
Accounts payable and accrued expenses	32,447	22,990
Derivative liabilities	113,331	151,438
Deferred taxes, borrowers’ escrows and other liabilities	79,431	35,704
Total liabilities	2,338,546	2,033,856
Series D Preferred Shares, 4,000,000 shares authorized, 2,600,000 issued and outstanding	52,970	52,278
Equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized:
7.75% Series A cumulative redeemable preferred shares, liquidation	41	31
preference $25.00 per share, 4,069,288 and 3,124,288 shares issued and outstanding
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,288,465 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,640,100 shares issued and outstanding	17	17
Series E cumulative redeemable preferred shares, liquidation preference $25.00 per share, no shares issued or outstanding	—	—
Common shares, $0.03 par value per share, 200,000,000 shares authorized, 71,447,437 and 58,913,142 issued and outstanding, including 369,500 unvested restricted common share awards at December 31, 2013	2,143	1,760
Additional paid in capital	1,920,455	1,837,389
Accumulated other comprehensive income (loss)	(63,810)	(95,173)
Retained earnings (deficit)	(1,256,306)	(910,086)

Total shareholders’ equity	601,563	833,961
Noncontrolling interests	34,127	3,885
Total equity	635,690	837,846
Total liabilities and equity	$3,027,206	$2,923,980

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Funds From Operations (“FFO”) and
Adjusted Funds From Operations (“AFFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month Period Ended				For the Year Ended
	December 31,				December 31,
	2013		2012		2013		2012
	Amount	Per Share (2)	Amount	Per Share (3)	Amount	Per Share (2)	Amount	Per Share (3)

Funds From Operations:
Net income (loss) allocable to common shares	$(134,493)	$(1.90)	$(50,449)	$(0.99)	$(308,008)	$(4.54)	$(182,805)	$(3.75)
Adjustments:
Real estate depreciation and amortization	8,998	0.13	7,904	0.16	33,538	0.50	30,550	0.63
(Gains) losses on the sale of real estate	2,207	0.03	—	—	3,724	0.05	—	—

Funds From Operations	$(123,288)	$(1.74)	$(42,545)	$(0.83)	$(270,746)	$(3.99)	$(152,255)	$(3.12)

Adjusted Funds From Operations:
Funds From Operations	$(123,288)	$(1.74)	$(42,545)	$(0.83)	$(270,746)	$(3.99)	$(152,255)	$(3.12)
Adjustments:
Change in fair value of financial instruments	143,990	2.03	57,518	1.14	344,426	5.08	201,787	4.14
(Gains) losses on debt extinguishment	1,275	0.02	—	—	1,275	0.02	(1,574)	(0.03)
Capital expenditures, net of direct financing	(677)	(0.01)	(197)	(0.01)	(2,535)	(0.04)	(1,250)	(0.03)
Straight-line rental adjustments	72	(0.00)	(269)	(0.01)	(1,322)	(0.02)	(1,831)	(0.04)
Amortization of deferred items and intangible assets	1,813	0.03	1,726	0.03	13,125	0.19	6,323	0.13
Share-based compensation	879	0.01	552	0.01	3,441	0.05	2,208	0.05

Adjusted Funds From Operations	$24,064	$0.34	$16,785	$0.33	$87,664	$1.29	$53,408	$1.10

(1)	We believe that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and us in particular.

We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. We calculate AFFO by adding to or subtracting from FFO: change in fair value of financial instruments; gains or losses on debt extinguishment; capital expenditures, net of any direct financing associated with those capital expenditures; straight-line rental effects; amortization of various deferred items and intangible assets; and share-based compensation.

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity. References to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.

(2)	Based on 70,798,024 and 67,814,316 weighted-average shares outstanding-diluted for the three-month period and year ended December 31, 2013.

(3)	Based on 50,988,427 and 48,746,761 weighted-average shares outstanding-diluted for the three-month period and year ended December 31, 2012.

Schedule II
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Adjusted Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	As of December 31, 2013
	Amount	Per Share (2)

Total shareholders’ equity	$601,563	$8.42
Liquidation value of preferred shares characterized as equity(3)	(199,946)	(2.80)

Book value	401,617	5.62
Adjustments:
Taberna VIII and Taberna IX securitizations	(196,042)	(2.74)
RAIT I and RAIT II derivative liabilities	42,263	0.59
Change in fair value for warrants and investor SARs	22,080	0.31
Accumulated depreciation and amortization	156,705	2.19
Valuation of recurring collateral and property management fees	18,765	0.26

Total adjustments	$43,771	$(0.61)

Adjusted book value	$445,388	$6.23

(1)	Management views adjusted book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of various items that we are required to record in accordance with GAAP but which have limited economic impact on our business. Those adjustments primarily reflect the effect of consolidated securitizations where we do not currently receive cash flows on our retained interests, accumulated depreciation and amortization, the valuation of long-term derivative instruments and a valuation of our recurring collateral and property management fees. Adjusted book value is a non-GAAP financial measurement, and does not purport to be an alternative to reported shareholders’ equity, determined in accordance with GAAP, as a measure of book value. Adjusted book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Adjusted book value may be defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted book value to that of other REITs.

(2)	Based on 71,447,437 common shares outstanding as of December 31, 2013.

(3)	Based on 4,069,288 Series A preferred shares, 2,288,465 Series B preferred shares, and 1,640,100 Series C preferred shares outstanding as of December 31, 2013, all of which have a liquidation preference of $25.00 per share.